EXHIBIT 1.1




2,250,000 SHARES

CROSSMANN COMMUNITIES, INC.

COMMON SHARES

UNDERWRITING AGREEMENT


, 1997


McDonald & Company Securities, Inc.
Dillon, Read & Co. Inc.
Raymond James & Associates, Inc.
   As Representatives of the several
   Underwriters named in Schedule A hereto
c/o McDonald & Company Securities, Inc.
Suite 2100
800 Superior Avenue
Cleveland, Ohio 44114-2603

Ladies and Gentlemen:

     Crossmann Communities, Inc., an Indiana corporation (the "Company"), and the Selling Shareholders (as hereinafter defined) propose to sell Common Shares of the Company to you and the other underwriters named in Schedule A annexed hereto, subject to the terms and conditions of this Agreement.

     Section 1. Underwriters and Representatives. The term "Underwriters", as used herein, will mean and refer collectively to you and the other underwriters named in Schedule A annexed hereto and the term "Representatives" will refer to the three of you in your capacity as the representatives of the Underwriters. Except as may be expressly set forth below, any reference to you in this Agreement shall be solely in your capacity as the Representatives.

     Section 2. Shares Offered. The Company proposes to issue and sell to the several Underwriters an aggregate of 1,500,000 of its authorized and unissued common shares, no par value per share (the "Common Shares"). Certain shareholders of the Company named in Schedule B hereto (the "Selling Shareholders"), acting severally and not jointly, propose to sell to the several Underwriters an aggregate of 750,000 Common Shares. The 2,250,000 Common Shares to be sold by the Company and the Selling Shareholders are herein referred to as the "Firm Shares." The Company and the Selling Shareholders, acting severally and not jointly, also propose to grant to the Underwriters the Option (as hereinafter defined) to purchase up to an additional aggregate of 337,500 of the Common Shares (the "Option Shares") on the terms and for the purposes set forth in Section 4(b) hereof. The Firm Shares and the Option Shares are hereinafter sometimes together called the "Shares."

     Section 3. Representations and Warranties of the Company and the Selling Shareholders.

     I.          The Company represents and warrants to each Underwriter that:

     (a) A registration statement on Form S-2 (File No. 333-______), relating to the Shares, including a preliminary prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules, regulations and instructions (the "Rules and Regulations") of the Securities and Exchange Commission (the
"Commission") thereunder and has been filed by the Company with the Commission. One or more amendments to such registration statement, including in each case a revised preliminary prospectus, have been so prepared and filed. If such registration statement has not become effective as of the execution and delivery of this Agreement, and the filing of a further amendment (the "Final Amendment") to such registration statement is necessary to permit such registration statement to become effective, such amendment will promptly be filed by the Company with the Commission. If such registration statement has become effective and any post-effective amendment has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent post-effective amendment has been declared effective by the Commission. If such registration statement has become effective, a final prospectus (the "Rule 430A Prospectus") containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will promptly be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations. The term "preliminary prospectus" as used herein means any preliminary prospectus (as referred to in Rule 430 of the Rules and Regulations) with respect to the Shares included at any time as part of such registration statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations; the registration statement referred to in this
Section  3.I.(a)  as  amended at the time that it becomes or became effective, or, if applicable, as amended at the time the most recent post-effective amendment to such registration statement filed with the Commission prior to the execution and delivery of this Agreement became effective, including financial statements and all exhibits and other information (whether filed or incorporated by reference) deemed to be a part thereof at such time pursuant to Rule 430A of the Rules and Regulations is herein called the "Registration Statement"; and the final prospectus relating to the Shares in the form first filed with the Commission pursuant to Rule 424(b)(1) or (4) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date (as hereinafter
defined)  is  herein  called  the  "Prospectus."    The  date  on  which  the
Registration  Statement  becomes  effective  is  herein  called the "Effective
Date."

     (b) When the Registration Statement becomes effective, and at all subsequent times to and including the Closing Time (as hereinafter defined) and at the Option Exercise Time (as hereinafter defined), or for such longer period as the Prospectus may be required, by the Act or the Rules and Regulations or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations promulgated thereunder (the "Exchange Act Regulations"), to be delivered in connection with sales of the Shares by the Underwriters or a dealer, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto, provided that no amendment or supplement to the Registration Statement or the Prospectus shall be made without prior consultation with you) will comply in all material respects with the requirements of the Act and the Rules and Regulations, will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations, will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon and made in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

     (c) The Commission has not issued an order preventing or suspending the use of any preliminary prospectus with respect to the Shares and has not instituted or, to the Company's knowledge, threatened to institute any proceedings with respect to such an order. Each preliminary prospectus, when filed with the Commission, conformed in all material respects with the requirements of the Act and the Rules and Regulations and, as of its date, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this sentence do not apply to statements or omissions in each such preliminary prospectus based upon and made in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion in such preliminary prospectus.

     (d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations and, when read together with the other information in the Prospectus, at the date hereof, at the date of the Prospectus, and at the Closing Time and the Option Exercise Time, and during the period in which a Prospectus is required to be delivered in connection with sales of the Shares, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (e) As of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, any capital stock or other equity securities in any other corporation or any interest in any partnership, limited liability company, joint venture or other association, except as set forth in Schedule C hereto. The term "Subsidiaries," as used herein, will mean and refer collectively to: Crossmann Management, Inc., Crossmann Investments, Inc., Deluxe Homes, Inc., Deluxe Homes of Lafayette, Inc., Trimark Homes, Inc., Trimark Development, Inc., Crossmann Mortgage Corp., Merit Realty, Inc., Deluxe Aviation, Inc., Crossmann Communities of Ohio, Inc., Cutter Homes, Ltd. and Crossmann Communities Partnership ("CCP"). At the Closing Time and at the Option Exercise Time, the Company will not have any subsidiaries, other than the Subsidiaries, and will not own, directly or indirectly, any capital stock or other equity securities in any corporation or any interest in any partnership, limited liability company, joint venture or other association, except as disclosed in Schedule C hereto.

     (f) The Company and each of the Subsidiaries (other than CCP) is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization. At the Closing Time and the Option Exercise Time, the Company and each of the Subsidiaries (other than CCP) will be a corporation duly organized and validly existing under the laws of the jurisdiction of its organization. CCP is now, and at the Closing Time and the Option Exercise Time will be, a duly organized and validly existing general partnership under the laws of the State of Indiana. Each of the Company and the Subsidiaries have, and at the Closing Time and at the Option Exercise Time will have, the power and authority (corporate, governmental, regulatory and otherwise) and all necessary approvals, orders, licenses, certificates, permits and other governmental authorizations to own or lease all of their assets owned or leased by them and to conduct their businesses as described in
the  Registration  Statement  and  the  Prospectus.    The  Company  and  the
Subsidiaries are, and at the Closing Time and at the Option Exercise Time will be, duly licensed or qualified to do business and in good standing as a foreign entity in all jurisdictions (i) in which the nature of the activities conducted by them require such qualification and (ii) in which they own or lease real property, except where the failure to be so qualified would not have a material adverse effect on the business, business prospects, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole ("Material Adverse Effect"). A complete and correct copy of the articles of incorporation and the by-laws or the partnership agreement (or other similar constituent documents) of each of the Company and the Subsidiaries, in each case as amended and as currently in effect, have been delivered or made available to you or your counsel and no changes therein will be made subsequent to the date hereof and prior to the expiration of the Option.

     (g) The Company is, and at the Closing Time and at the Option Exercise Time will be, authorized to issue 30,000,000 Common Shares, and has heretofore validly issued, and at the Closing Time and at the Option Exercise Time will have outstanding, fully paid and non-assessable, _______ Common Shares, without giving effect to the issuance of Shares by the Company pursuant to this Agreement or pursuant to the exercise of options granted under the option plans described below. The Company has, and at the Closing Time and at the Option Exercise Time will have, duly reserved for issuance _________ Common Shares under the 1993 Employee Stock Option Plan, as amended (the "1993 Employee Stock Option Plan") and ________ Common Shares under the Outside Director Stock Option Plan (the "Director Stock Option Plan"). Subsequent to the date hereof and prior to the Closing Time and the Option Exercise Time, the Company will not issue any securities. Except as contemplated by this Agreement and as set forth in the Registration Statement and the Prospectus, the Company does not have outstanding, and at the Closing Time and at the Option Exercise Time the Company will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock or any warrants, convertible securities or obligations. All of the issued and outstanding stock of the Subsidiaries has been duly and validly authorized and issued, are fully paid and non-assessable and at the Closing Time and at the Option Exercise Time will be owned by the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements, voting trusts, equities or claims, except as described in the Prospectus and have not been issued and are not owned in violation of any preemptive rights of shareholders.

     (h) The Company's outstanding Common Shares have been and, upon issuance and payment therefor, all of the Shares will be, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. The holders of Common Shares (including the Shares) will not be subject to personal liability for the obligations of the Company solely by reason of being such holders. The Common Shares (including the Shares) conform, and when the Registration Statement becomes effective and at the Closing Time and at the Option Exercise Time will conform, in all material respects to all statements with regard thereto contained in the Registration Statement and the Prospectus; and the issuance and sale of the Shares to be issued and sold by the Company have been duly and validly authorized by all necessary corporate action on the part of the Company. At the Closing Time, the Company will have, based upon the assumptions set forth in the Prospectus, the adjusted capitalization set forth in the Prospectus under the caption "Capitalization" in the column captioned "June 30, 1997 - As Adjusted."

     (i) The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company at the respective dates indicated and the consolidated statement of income, shareholders' equity and cash flows of the Company for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. The selected financial data, the summary financial information and other financial information and data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus. All financial statements and financial information required by the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Regulations are included or incorporated by reference in the Registration Statement and the Prospectus. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the Act and the Rules and Regulations.

     (j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and at all times prior to the expiration of the Option, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) the Company and the Subsidiaries have and will have conducted their businesses in substantially the same manner as of June 30, 1997; (ii) the Company and the Subsidiaries have not incurred and will not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business; (iii) the Company and the Subsidiaries have not paid or declared and will not pay or declare any dividends or other distributions on their capital stock except as described in the Registration Statement and the Prospectus; and (iv) there has not been and will not have been any change in the capitalization of the Company and the Subsidiaries or any change in the business, business prospects, financial condition or results of operations of the Company and the Subsidiaries or in the condition or in the value of their assets arising for any reason whatsoever which could have a Material Adverse Effect, except as disclosed in the Prospectus.

     (k) Except as set forth in or contemplated by the Registration Statement and the Prospectus, the Company and the Subsidiaries do not have, and at the Closing Time and the Option Exercise Time will not have, any material contingent obligations.

     (l) There are no actions, suits or proceedings at law or in equity pending, or to the knowledge of the Company threatened, against the Company or any of the Subsidiaries, any of their assets or any of their officers or directors, before or by any federal, state, county or local commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is involved in any labor dispute nor, to their knowledge, is any such dispute threatened, which dispute would have a material adverse effect upon the properties, businesses, financial condition or results of operations of the Company or any of the Subsidiaries.

     (m) The Company and the Subsidiaries have, and at the Closing Time and at the Option Exercise Time will have, complied in all material respects with all laws, regulations, ordinances, and orders applicable to them or their businesses (including, without limitation, all laws, regulations, ordinances and orders relating to releases, discharges, emissions or disposal to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances, pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances), the violation of which would have a material adverse effect upon any of their legal existence or their businesses, business prospects, financial condition, results of operations, earnings or properties. In addition, and irrespective of such compliance, neither the Company nor any of the Subsidiaries are subject to any liabilities for environmental remediation or clean-up, including any liability or class of liability of the lessee under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or the Resource Conservation and Recovery Act of 1976, as amended, which liability would have a Material Adverse Effect. The Company and the Subsidiaries have, and at the Closing Time and at the Option Exercise Time will have, in all respects performed all of the obligations required to be performed by them, and the Company and the Subsidiaries are not, and at the Closing Time and Option Exercise Time will not be, in default under and there exists no state of facts which with notice or lapse of time or both would constitute a default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, letter of credit agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which any of them are a party or by which any of them or any of their property is bound, and, to the knowledge of the Company, no other party under any such agreement or instrument to which any of the Company or the Subsidiaries is a party is in default in any respect thereunder, except, in each case, where such failure or default has either been waived or would not have a Material Adverse Effect.

     (n) The Company and the Subsidiaries (i) keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of their assets, and (ii) maintain systems of internal accounting controls sufficient to provide reasonable assurances that
(A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company nor any of the
Subsidiaries have made any payment to any state, federal or foreign governmental officer or official or other person charged with similar public or quasi-public duties (other than payments required or permitted by the laws of the United States or any jurisdiction thereof).

     (o) The Company and the Subsidiaries (other than CCP) are not in violation of their respective Articles of Incorporation or By-Laws, in each case as amended as of the date hereof. CCP is not in violation of its Agreement of Partnership as of the date hereof.

     (p) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and except as rights to indemnity and contribution hereunder may be limited by applicable law; the performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (and there exists no state of facts which with notice or lapse of time or both would constitute a default) under or result in the creation or imposition of any lien, charge, or encumbrance upon the assets or properties of the Company or any of the Subsidiaries, pursuant to any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, letter of credit agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which any of the Company or the Subsidiaries is a party or by which any of them or any of their properties are bound, and will not result in a breach or violation of the articles of incorporation, by-laws or partnership agreement (or other similar constituent documents) of any of the Company or the Subsidiaries or any statute or any regulation, ordinance or order applicable to any of the Company or the Subsidiaries or their businesses or properties or of any court or other governmental body except where any such conflict, breach or default would not have a Material Adverse Effect; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company or the Subsidiaries of the transactions on their part herein contemplated, except such as may be required under the Act, the Exchange Act or under state securities or blue sky laws.

     (q) Each of the Company and the Subsidiaries have, and will have at the Closing Time and the Option Exercise Time, good and marketable title to all properties and assets owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in or referred to in the Prospectus or except for those which would not have a Material Adverse Effect. The Company and the Subsidiaries have, and will have at the Closing Time and the Option Exercise Time, valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by them.

     (r) There is no document or contract of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required; and no statement, representation, warranty or covenant made by the Company in this Agreement or in any certificate or document required by this Agreement to be delivered to you is, was when made, or as of the Closing Time or the Option Exercise Time will be, inaccurate, untrue or incorrect. No transaction has occurred between or among the Company and any of its officers, directors or shareholders or any affiliate of any such officer, director or shareholder that is required by the Act or the Rules and Regulations to be described in and is not described in or incorporated by reference in the Registration Statement and the Prospectus.

     (s) The Company owns or possesses the trademarks, service marks, and trade names (collectively, "Proprietary Rights") used in or necessary for the conduct of the business of the Company as now conducted and as proposed to be conducted as described in the Prospectus. The Company has the right to use all Proprietary Rights used in or necessary for the conduct of its business without infringing the rights of any person or violating the terms of any licensing or other agreement to which it is a party, and to the Company's knowledge, no person is infringing upon any of the Proprietary Rights. No charges, claims or litigation have been asserted or, to the Company's knowledge, threatened against the Company contesting the right of the Company to use, or the validity of, any of the Proprietary Rights or challenging or questioning the validity or effectiveness of any license or agreement pertaining thereto or asserting the misuse thereof, and, to the Company's knowledge, no valid basis exists for the assertion of any such charge, claim or litigation.

     (t) The Company and the Subsidiaries do not, and do not intend to, conduct their businesses in a manner in which any of them would become an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

     (u) All issuances and sales by the Company of its securities prior to the date hereof were either (i) registered under the Act, or (ii) exempt from registration under the Act and complied in all respects with the provisions of all applicable federal and state securities laws. No holder of any securities of the Company has the right to require registration of any of the Common Shares or other securities of the Company because of the filing or effectiveness of the Registration Statement.

     (v) Neither the Company nor any of the Subsidiaries, nor any of their officers or directors or affiliates (as defined in the Rules and Regulations), has taken, nor will take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares.

     (w) The Company and the Subsidiaries have not, and at the Closing Time and at the Option Exercise Time will not have, incurred any liability for financial advisory, finder's or brokerage fees or agent's commissions in connection with the offer and sale of the Shares, this Agreement or the transactions hereby contemplated, except for the Underwriters' discounts and commissions provided for in this Agreement.

     (x) The Company and the Subsidiaries have filed all federal, state and local income, employment, withholding, franchise and other tax returns required to be filed through the date hereof and have paid all taxes due with respect thereto, and no tax deficiency has been, nor do they have any knowledge of any tax deficiency which might be, asserted against them which could have a Material Adverse Effect.

     II. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each Underwriter and the Company that:

     (a) Such Selling Shareholder now has, and at the Closing Time will have, valid marketable title to the Firm Shares that are to be sold by such Selling Shareholder hereunder, and such Selling Shareholder now has, and at the Option Exercise Time will have, valid marketable title to the Option Shares that are to be sold by such Selling Shareholder hereunder, in each case free and clear of any pledge, lien, security interest, incumbrance, claim or equitable interest other than pursuant to this Agreement; such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares being sold by such Selling Shareholder hereunder; and upon delivery of such Shares hereunder and payment of the purchase price as herein contemplated, each of the Underwriters will obtain valid marketable title to such Shares purchased by it, free and clear of any pledge, lien, security interest, incumbrance, claim or equitable interest, including any liability for estate or inheritance taxes, or any liability to or claims of any creditor, devisee, legatee or beneficiary of such Selling Shareholder.

     (b) Such Selling Shareholder has duly authorized (if applicable), executed and delivered, in the form heretofore furnished to the Representatives, a Power of Attorney (the "Power of Attorney") appointing John
B. Scheumann as attorney-in-fact (the "Attorney-in-Fact") and a Letter of Transmittal and Custody Agreement (the "Custody Agreement") appointing American Stock Transfer & Trust as custodian thereunder (the "Custodian"); each of the Power of Attorney and the Custody Agreement constitutes a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and each of such Selling Shareholder's Attorney-in-Fact, acting alone, is authorized to execute and deliver this Agreement and the certificate referred to in Section 8(h) hereof on behalf of such Selling Shareholder, to authorize the delivery of the Shares to be sold by such Selling Shareholder under this Agreement and to duly endorse (in blank or otherwise) the certificate or certificates representing such Shares or a stock power or powers with respect thereto, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement. Certificates in negotiable form representing all Shares to be sold by such Selling Shareholder under this Agreement, together with a stock power or powers duly endorsed in blank by such Selling Shareholder, have been placed in custody under the Custody Agreement for the purpose of effecting delivery hereunder. Each Selling Shareholder agrees that the certificates for the Shares being sold by such Selling Shareholder so held in custody are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Shareholder for such custody, including the Power of Attorney, are to that extent irrevocable and that the obligations of such Selling Shareholder hereunder shall not be terminated by the act of such Selling Shareholder or by operation of law, whether by the death or incapacity of such Selling Shareholder or the occurrence of any other event, except as specifically provided herein or in the Custody Agreement. If any Selling Shareholder should die or be incapacitated, or if any other such event should occur, before the delivery of the certificates for the Shares being sold by such Selling Shareholder hereunder, such Shares shall, except as specifically provided herein or in the Custody Agreement, be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether the Custodian shall have received notice of such death or other event.

     (c) All authorizations, approvals, consents and orders necessary for the execution and delivery by such Selling Shareholder of the Power of Attorney, the Custody Agreement and this Agreement and the sale and delivery of the Shares to be sold by such Selling Shareholder under this Agreement (other than, at the time of the execution hereof (if the Registration Statement has not yet been declared effective by the Commission), the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approval or consents as may be necessary under state or other securities or blue sky laws) have been obtained and are in full force and effect; such Selling Shareholder, if other than a natural person, has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization; and such Selling Shareholder has full right, power and authority to enter into and perform its obligations under the Power of Attorney, the Custody Agreement and this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder under this Agreement.

     (d) Such Selling Shareholder will not, for a period of 180 days after the Effective Date, offer to sell, contract to sell or otherwise sell or dispose of any Common Shares, any options or warrants to purchase any Common Shares, or any securities convertible into or exchangeable for Common Shares, owned directly by such Selling Shareholder or with respect to which such Selling Shareholder has the power of disposition, otherwise than hereunder or
(i) as a gift or other private transfer or sale, provided the transferee or transferees thereof agree to be bound by this restriction or (ii) with the prior written consent of McDonald & Company Securities, Inc. in its sole discretion. Such Selling Shareholder agrees and consents to the entry of stock transfer instructions with the Company's transfer agent against the transfer of Common Shares held by such Selling Shareholder except in compliance with the foregoing restrictions.

     (e) This Agreement has been duly authorized (if applicable), executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as the indemnification and contribution provisions hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of or default under any material bond, debenture, note or other evidence of indebtedness, or any material contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any Shares to be sold by such Selling Shareholder hereunder may be bound or, to the best of such Selling Shareholder's knowledge, result in any violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body or, if such Selling Shareholder is other than an natural person, result in any violation of any provisions of the organizational documents of such Selling Shareholder.

     (f) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

     (g) Such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

     (h) All information furnished by or on behalf of such Selling Shareholder relating to such Selling Shareholder and the Shares to be sold by such Selling Shareholder hereunder that is contained in the Power of Attorney, Registration Statement or the Prospectus is, and at the Closing Time and at the Option Exercise Time will be, true, correct and complete, and does not, and at the Closing Time and at the Option Exercise Time will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such statements, in light of the circumstances under which they were made, not misleading.
     (i) Such Selling Shareholder will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Time or at the Option Exercise Time, as the case may be.

     (j) Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

     (k) Such Selling Shareholder is not aware that any of the representations and warranties of the Company set forth in Section 3.I above is untrue or inaccurate in any material respect.

     Section  4.    Purchase,  Sale  and  Delivery  of  the  Shares,  Closing,
Distribution.

     (a)(i) On the basis of the representations and warranties set forth in this Agreement and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 1,500,000 Firm Shares, each Selling Shareholder agrees to sell to the several Underwriters the number of Firm Shares set forth on Schedule B opposite the name of such Selling Shareholder and each of the Underwriters agrees to purchase from the Company and the Selling Shareholders, at a purchase price of $_______ per share, the respective aggregate number of Firm Shares determined in the manner set forth below. The obligation of each Underwriter to the Company and each of the Selling Shareholders, respectively, shall be to purchase that portion of the number of Common Shares to be sold by the Company or such Selling Shareholder pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A bears to the total number of Firm Shares to be purchased by the Underwriters pursuant to this Agreement, in each case adjusted by you such that no Underwriter shall be obligated to purchase Firm Shares other than in 100 share amounts. In making this Agreement, each Underwriter is contracting severally and not jointly.

     (ii) Delivery of the Firm Shares shall be made to you for the accounts of the respective Underwriters, at the offices of McDonald & Company Securities, Inc. ("McDonald & Company"), at Suite 2100, 800 Superior Avenue, Cleveland, Ohio, or such other location, including New York, New York, as you shall advise the Company and the Selling Shareholders by at least two full business days' notice in writing, against payment by you on behalf of the several Underwriters of the purchase price therefor to the Company and the Selling Shareholders by delivery of certified or bank cashier's checks payable in next day funds to the order of the Company and to each of the Selling Shareholders in the amount to which each is entitled, at 10:00 A.M., Indianapolis time, on ________ __, 1997, or on such other time and business day (Saturdays, Sundays and legal holidays in the City of Indianapolis not being considered business days for the purposes of this Agreement), not later than the third full business day following the first day that the Shares are traded, which time and date are herein called the "Closing Time." Delivery of the Firm Shares shall be made in registered form in such name or names and in such denominations as you shall request by at least two full business days' notice in writing. If the Representatives so elect, delivery of the Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. The cost of original issue tax stamps and transfer stamps, if any, in connection with the issuance and delivery or sale of the Firm Shares by the Company and the Selling Shareholders to the respective Underwriters shall be borne by the Company or the Selling Shareholders, as the case may be. The Company and the Selling Shareholders will pay and save each Underwriter or its nominees, and any subsequent holder of the Firm Shares, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal or state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the sale by the Company or the Selling Shareholders to such Underwriter of the Firm Shares or any portion thereof.

     (iii) The Company and the Selling Shareholders will make the certificates for the Firm Shares available to you for examination at such offices as you shall designate, not later than 2:00 P.M., on the business day preceding the Closing Time.

     (iv) The obligations of the several Underwriters to purchase and pay for the Firm Shares at the Closing Time shall be subject to compliance as of such date with all of the conditions specified in Section 8 hereof and to the absence of any termination of this Agreement pursuant to Section 10 hereof.

     (b)(i) The Company and the Selling Shareholders, severally and not jointly, hereby grant to the several Underwriters an option (the "Option") to purchase from the Company and the Selling Shareholders up to 337,500 Option Shares, in the same proportion as each Underwriter has agreed to purchase the Firm Shares, at and for the purchase price per share for the Firm Shares set forth in Section 4(a)(i) hereof; provided, however, that the Option may be exercised only for the purpose of covering any over-allotments which may be made by you in connection with the distribution and sale of the Firm Shares. If the Option is exercised in full by the Underwriters, the respective numbers of Option Shares to be sold by the Company and each of the Selling
Shareholders will be as set forth on Schedule B hereto. To the extent that the Option is exercised for fewer than 337,500 Shares, the respective numbers of the Option Shares to be sold by the Company and each Selling Shareholder will be reduced proportionately.

     (ii) The Option is exercisable by you in whole or in part at any time on or before 12:00 noon, Indianapolis time, on the day prior to the Closing Time, and at any time thereafter during the period ending 30 days after the date of the Prospectus, by giving notice to the Company and the Selling Shareholders in the manner provided in Section 12 hereof, setting forth the number of Option Shares as to which the Option is being exercised, the name or names in which the certificates for such Option Shares are to be registered, the denominations of such certificates and the date of delivery of such Option Shares, which date, if not the Closing Time, shall not be less than two nor more than three business days after such notice. The number of Option Shares to be purchased by each Underwriter upon any exercise of the Option shall be the same proportion of the total number of Option Shares to be purchased by the several Underwriters pursuant to the exercise of such Option as the number of Firm Shares purchased by such Underwriter (set forth in Schedule A hereto) bears to the total number of Firm Shares purchased by the several Underwriters (set forth in Schedule A hereto), adjusted by the Representatives in such manner as to avoid fractional shares.

     (iii) Delivery of the Option Shares with respect to which the Option shall have been exercised shall be made to you for the account of the several Underwriters, at the offices of McDonald & Company at Suite 2100, 800 Superior Avenue, Cleveland, Ohio or such other location, including New York, New York, as you shall determine and advise the Company and the Selling Shareholders, against payment by you, on behalf of the respective Underwriters, of the purchase price therefor to the Company and the Selling Shareholders by certified or bank cashier's checks payable in next day funds to the order of the Company and to each of the Selling Shareholders in the amount to which the Company and each of the Selling Shareholders is entitled, at 10:00 A.M., Indianapolis time, on the date designated in the notice given by you as above provided for, unless some other place, time and date is mutually agreed upon (such time and date being herein called the "Option Exercise Time"). If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. The cost of original issue tax stamps or transfer stamps, if any, in connection with each issuance and delivery of the Option Shares by the Company and the Selling Shareholders to the respective Underwriters shall be borne by the Company or the Selling Shareholders, as the case may be. The Company and the Selling Shareholders will pay and save each Underwriter, and any subsequent holder of Option Shares, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp taxes, if any, which may be payable or determined to be payable as a result of the sale by the Company or the Selling Shareholders to such Underwriter of the Option Shares or any portion thereof.

     (iv) The Company and the Selling Shareholders will make the certificates for the Option Shares to be purchased at the Option Exercise Time available to you for examination at such offices as you shall designate, not later than 2:00 P.M., on the business day next preceding such Option Exercise Time.

     (v) The obligation of the several Underwriters to purchase and pay for the Option Shares at the Option Exercise Time shall be subject to compliance as of such date with all the conditions specified in Section 8 hereof and to the absence of any termination of this Agreement pursuant to
Section  10  hereof.

     (c) Subject to the terms and conditions hereof, the several Underwriters agree that (i) they will offer the Shares to the public as set forth in the Prospectus as soon after the Registration Statement becomes effective as may be practicable, and (ii) they will offer and sell the Shares to the public only in those jurisdictions, and in such amounts, where due qualification and/or registration has been effected or an exemption from such qualification and/or registration is available under the applicable securities or blue sky laws of such jurisdiction; it being understood, however, that such agreement only covers the initial sale of the Shares by the Underwriters and not any subsequent sale of such Shares in any trading market which may develop after the public offering.

     Section  5.    Registration  Statement  and  Prospectus.

     (a) The Company will deliver to you, without charge, four fully signed copies of the Registration Statement and of each amendment thereto, including all financial statements and exhibits, and to each Underwriter the number of conformed copies of the Registration Statement and of each amendment thereto, including all financial statements, but excluding exhibits, as each Underwriter may reasonably request.

     (b) The Company has delivered to each Underwriter, and each of the dealers selected by you in connection with the distribution of the Shares (hereafter sometimes referred to individually as a "Selected Dealer" and collectively as "Selected Dealers"), without charge, as many copies as you have requested of each preliminary prospectus heretofore filed with the Commission and will deliver to each Underwriter and to any Selected Dealer, without charge, on the Effective Date, and thereafter from time to time during the period in which the Prospectus is required by law to be delivered in connection with sales of Shares by an Underwriter or a dealer, as many copies of the Prospectus (and, in the event of any amendment of or supplement to the Prospectus, of such amended or supplemented Prospectus) as you may request.

     (c) The Company has authorized the Underwriters to use, and make available for use by prospective dealers, the preliminary prospectuses, and authorizes each Underwriter, all Selected Dealers and all dealers to whom any of such Shares may be sold by the Underwriters or by any Selected Dealer, to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Shares in accordance with the applicable provisions of the Act, the applicable Rules and Regulations and applicable state law until completion of the public offering of the Shares and for such longer period as you may request if the Prospectus is required to be delivered in connection with sales of the Shares by an Underwriter or a dealer.

     Section  6.    Covenants.

     I.          The  Company covenants and agrees with each Underwriter that:

     (a) After the execution and delivery of this Agreement, the Company will not, at any time, whether before or after the Effective Date, file any amendment of or supplement to the Registration Statement or the Prospectus of which you shall not previously have been advised and furnished with a copy, or which you or Baker & Daniels ("counsel for the Underwriters") shall not have approved or which is not in compliance with the Act or the Rules and Regulations.

     (b) If the Registration Statement has not become effective, the Company will promptly file the Final Amendment with the Commission and will use its best efforts to cause the Registration Statement to become effective. If the Registration Statement has become effective, the Company will file the Rule 430A Prospectus or other Prospectus with the Commission as promptly as practicable, but in no event later than is permitted by Rule 424(b). The Company will promptly advise you (i) when the Registration Statement, or any post-effective amendment thereto, shall hereafter become effective, or any amendments or supplements to the Prospectus shall have been filed with the Commission; (ii) of any request of the Commission or any state or other regulatory body for any amendment or supplement of the Registration Statement or the Prospectus or for additional information and the nature and substance thereof; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or prohibiting the offer or sale of any of the Shares or of the initiation of any proceedings for such purpose; (iv) of any receipt by the Company of any notification with respect to the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) of the happening of any event during the periods in which the Prospectus is to be used in conjunction with the offer or sale of Shares which makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. The Company will use its best efforts to prevent the issuance of any stop order or any order preventing or suspending the use of the Registration Statement or Prospectus and, if such order is issued, to obtain the lifting thereof as promptly as possible.

     (c) The Company will prepare and file with the Commission, upon your request, any such amendments of or supplements to the Registration Statement or the Prospectus, in form satisfactory to Ice Miller Donadio & Ryan ("counsel for the Company"), as in the opinion of counsel for the Underwriters may be necessary or advisable in connection with the distribution of the Shares or any change in the price at which, or the terms upon which, the Shares may be offered by you, and will use its best efforts to cause the same to become effective as promptly as possible.

     (d)          The  Company  will  comply  with  the  Act and the Rules and
Regulations and the Exchange Act and the Exchange Act Regulations so as to permit the continuance of sales of and dealings in the Shares under the Act and the Exchange Act. If at any time when a prospectus is required to be delivered under the Act an event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect or to make the Prospectus comply with the Act and the Rules and Regulations, the Company will notify you promptly thereof and will, subject to the provisions of
Section 6.I.(a) hereof, file with the Commission an amendment or supplement which will correct such statement in accordance with the requirements of
Section  10  of  the  Act.

     (e) The Company will comply with all of the provisions of any undertakings contained in the Registration Statement.

     (f) The Company will take all reasonable actions to furnish to whomever you direct, when and as requested by you, all necessary documents, exhibits, information, applications, instruments and papers as may be required or, in the opinion of counsel for the Underwriters, desirable in order to permit or facilitate the sale of the Shares. The Company will use its best efforts to qualify or register the Shares for sale under the blue sky laws of such jurisdictions as you shall request, to make such applications, file such documents and furnish such information as may be required for such purpose and to comply with such laws so as to continue such qualification in effect so long as required for the purposes of the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation in any jurisdiction or to file a consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Shares.

     (g) During the period of two years commencing on the Effective Date, the Company will furnish to each Underwriter, in such number of copies as such Underwriter may reasonably request, (i) within 90 days after the end of each fiscal year of the Company, either (A) a consolidated balance sheet of the Company, and a separate balance sheet of any subsidiaries of the Company the accounts of which are not included in such consolidated balance sheet, as of the end of such fiscal year, and consolidated statements of income and retained earnings of the Company, and separate statements of income and retained earnings of each of the Company and any subsidiaries of the Company the accounts of which are not included in such consolidated statements, for the fiscal year then ended, all in reasonable detail, prepared in accordance with generally accepted accounting principles, consistently applied, and all certified by independent accountants (within the meaning of the Act and the Rules and Regulations), or (B) the Company's Form 10-K for such fiscal year as filed with the Commission in accordance with the Exchange Act; (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, either (A) similar balance sheets as of the end of such fiscal quarter and similar statements of income and retained earnings for the fiscal quarter then ended, all in reasonable detail, and all certified by the Company's principal financial officer or the Company's principal accounting officer as having been prepared in accordance with generally accepted accounting principles, consistently applied, or (B) the Company's Form 10-Q for such fiscal quarter as filed with the Commission in accordance with the Exchange Act; (iii) as soon as available, each report and each proxy or information statement furnished to or filed with the Commission or any securities exchange and each report and financial statement furnished to the Company's shareholders generally; and (iv) any material reports filed by the Company in connection with the quotation of its Common Shares in the National Association of Securities Dealers Automated Quotation System - National Market System
("NASDAQ/NMS")  or  any  listing  on  any  stock  exchange.

     (h) Counsel for the Company, Deloitte & Touche LLP and the officers of the Company will respectively furnish the opinions, the letters and the certificates referred to in subsections (e), (f), (g), and (i) of Section 8 hereof, and, in the event that the Company shall file any amendment to the Registration Statement relating to the offering of the Shares or any amendment or supplement to the Prospectus relating to the offering of the Shares subsequent to the Effective Date, whether pursuant to subsection (c) of this
Section 6.I or otherwise, such counsel, such accountants, and such officers will, at the time of such filing or at such subsequent time as you shall specify, respectively, furnish to you such opinions, letters and certificates, each dated the date of its delivery, of the same nature as the opinions, the letters and the certificates referred to in said subsections (e), (f), (g), and (i), respectively, as you may reasonably request, or, if any such opinion, letter or certificate cannot be furnished by reason of the fact that such counsel or such accountants or any such officer believes that the same would be inaccurate, such counsel or such accountants or any such officer will furnish an accurate opinion, letter or certificate with respect to the same subject matter.

     (i) Prior to the expiration of the Option, the Company will not issue, directly or indirectly, without first consulting with you and counsel for the Underwriters, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby.

     (j) The Company will not, for a period of 180 days after the Effective Date, issue, offer to sell, contract to sell or otherwise sell or dispose of, directly or indirectly, any Common Shares, any options or warrants to purchase any Common Shares, or any securities convertible into or exchangeable for Common shares, otherwise than hereunder or (i) the issuance of options under the 1993 Stock Option Plan or the Director Stock Option Plan,
(ii) the issuance of Common Shares under the Company's 401(k) Profit Sharing Plan, or (iii) with the prior written consent of McDonald & Company Securities, Inc. in its sole discretion; and the Company has caused each of its current executive officers and directors and Donald Cutter to execute and deliver to you, on or before the date of this Agreement, an agreement satisfactory in form and substance to you and counsel for the Underwriters, whereby each agrees that he or she will not, for a period of 180 days after the Effective Date, offer to sell, contract to sell or otherwise sell or dispose of any Common Shares, any options or warrants to purchase any Common Shares, or any securities convertible into or exchangeable for Common Shares, owned directly by such person or with respect to which such Selling Shareholder has the power of disposition, otherwise than (i) as a gift or other private transfer or sale, provided the transferee or transferees agree to be bound by this restriction or (ii) with the prior written consent of McDonald & Company Securities, Inc. in its sole discretion.

     (k) The Company will not at any time, directly or indirectly, take any action designed to or which will constitute or which might reasonably be expected to cause or result in the stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

     (l) The Company will apply the net proceeds from the sale of the Shares sold by it in the manner set forth under "Use of Proceeds" in the Prospectus.

     (m) The Company will file with the National Association of Securities Dealers, Inc. ("NASD") all documents and notices required of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the NASDAQ/NMS.

     (n) After the Closing Time and the Option Exercise Time, the Company will be in compliance with the financial record-keeping requirements and internal accounting control requirements of Section 13(b)(2) of the Exchange Act.

     (o) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders and deliver to you an earnings statement (which need not be audited) covering a period of at least 12 months beginning not earlier than the Effective Date which shall satisfy the provisions of Section 11(a) of the Act and/or Rule 158 promulgated under the Act.

     II. Each Selling Shareholder, severally and not jointly, covenants and agrees with each of the Underwriters that:

     (a) As soon as any Selling Shareholder is advised thereof, such Selling Shareholder will advise the Representatives and confirm such advice in writing, (i) of receipt by the Selling Shareholder or by any representative or agent of such Selling Shareholder of any communication from the Commission relating to the Registration Statement, the Prospectus or any preliminary prospectus, or any notice or order of the Commission relating to the Company or any of the Selling Shareholders in connection with the transactions contemplated by this Agreement and (ii) of the happening of any event which makes or may make any statement made in the Registration Statement, the Prospectus or any preliminary prospectus untrue or that requires the making of any change in the Registration Statement, the Prospectus or preliminary prospectus, as the case may be, in order to make such statement, in light of the circumstances in which it was made, not misleading.

     (b) Such Selling Shareholder will deliver to the Representatives prior to the Closing Time a properly completed and executed United States Treasury Department Form W-9.

     Section 7. Expenses. The Company and the Selling Shareholders will pay and bear all costs, fees, taxes and expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including, but not limited to: (a) the costs incident to the issuance, sale and delivery to the Underwriters of the Shares; (b) the costs incident to the preparation, printing and filing under the Act of each preliminary prospectus, the Prospectus, the Registration Statement and any amendments or supplements thereof and exhibits thereto; (c) the costs of printing and distributing to the Representatives, the other Underwriters and any Selected Dealers copies of any preliminary prospectus, the Prospectus, the Registration Statement and any amendment or supplement to the Prospectus or Registration Statement required by this Agreement or the Act; (d) the costs of preparation, printing, mailing, delivery, filing and distribution of preliminary and final blue sky memoranda, Underwriter's Questionnaires and Powers of Attorney, letters to prospective Underwriters, the Agreement Among Underwriters, the Selected Dealer Agreement, this Agreement and all documents related thereto; (e) the filing fees of the Commission; (f) the costs of qualification or registration of the Shares in the jurisdictions referred to in Section 6.I.(f) hereof, including the legal fees and expenses of counsel for the Underwriters in connection therewith, and all filing fees in connection therewith; (g) the cost of preparation of all filings with NASD and all filing fees in connection therewith (excepting fees and expenses of counsel for the Underwriters); (h) fees and expenses of counsel for the Company, the Company's accountants and the Company's consultants; (i) fees in connection with the qualification of the Shares for quotation in NASDAQ/NMS; and (j) all costs and expenses incurred or to be incurred by the Company and the Selling Shareholders in connection with the transactions contemplated by this Agreement. The provisions of this Section 7 are intended to relieve the Underwriters from the payment of the expenses and costs which the Selling Shareholders and the Company hereby agree to pay, but shall not affect any agreement which the Selling Shareholders and the Company may make, or may have made, for the sharing of any such expenses and costs. Such agreements shall not impair the obligations of the Company and the Selling Shareholders hereunder to the several Underwriters. If the Firm Shares are not sold to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any agreement on their part to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder, or if you shall terminate this Agreement pursuant to
Section 10(a)(ii) hereof, the Company and the Selling Shareholders shall reimburse you for all of the actual out of pocket expenses reasonably incurred in connection with the financing including without limitation all reasonable fees and disbursements of counsel for the Underwriters in connection therewith.

     Section  8.    Conditions  of  the  Underwriters'  Obligations.    The
Underwriters' obligations hereunder to purchase and pay for the Shares are subject (as of the date hereof, the Closing Time and the Option Exercise Time) to the accuracy of and compliance with the representations and warranties of the Company and the Selling Shareholders herein and in each certificate and document contemplated under this Agreement to be delivered, to the performance by the Company and the Selling Shareholders of their covenants and agreements hereunder and under each such certificate and document, and to the following additional conditions:

     (a)(i) The Registration Statement shall have become effective not later than 5:00 P.M., Indianapolis time, on the date of this Agreement, or at such later time or on such later date as you may agree to in writing; (ii) if required, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b)(1) or (4) of the Rules and Regulations within the applicable time period prescribed for such filing thereunder and in accordance with the provisions of Section 6.I.(b) hereof, (iii) at or prior to the Closing Time or the Option Exercise Time, as the case may be, no stop order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the blue sky laws of any jurisdiction shall have been issued and no proceeding for that purpose shall have been initiated or shall be threatened or contemplated by the Commission or the authorities of any such jurisdiction; (iv) any request for additional information on the part of the Commission or any such authorities shall have been complied with to the satisfaction of the Commission or such authorities and to the reasonable satisfaction of counsel for the Underwriters; (v) the NASD, upon review of the terms of the public offering of Shares, shall not have objected to such offering, such terms, or the Underwriters' participation in the same; and (vi) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed without your prior consent.

     (b) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, in your reasonable judgment after conferring with counsel for the Underwriters, contains an untrue statement of a fact which is material, or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) Between the time of the execution and delivery of this Agreement and the Closing Time or the Option Exercise Time, as the case may be, there shall be no litigation instituted against the Company, the Subsidiaries or any of their officers or directors, as such, and between such dates there shall be no proceeding instituted or threatened against the Company or the Subsidiaries or any of their officers or directors, as such, before or by any federal, state, county or local commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would have a Material Adverse Effect.

     (d) Each of the representations and warranties of the Company and the Selling Shareholders contained herein and in each certificate and document contemplated under this Agreement to be delivered shall be true and correct at the Closing Time and the Option Exercise Time as if made at the Closing Time or the Option Exercise Time, as the case may be, and all covenants and agreements contained herein, and in each such certificate and document, to be performed on the part of the Company and the Selling Shareholders and all conditions contained herein and in each such certificate and document to be fulfilled or complied with by the Company and the Selling Shareholders at or prior to the Closing Time or the Option Exercise Time, as the case may be, shall have been duly performed, fulfilled or complied with.
     (e) At the Closing Time and the Option Exercise Time, counsel for the Company and the Selling Shareholders shall furnish to you an opinion, in form and substance reasonably satisfactory to you and your counsel, dated as of the date of its delivery, to the effect that:

     (i) The Company and each of the Subsidiaries (other than CCP) have been duly incorporated and are validly existing as corporations under the laws of their respective jurisdictions of incorporation. CCP has been duly organized and validly exists as a general partnership under the laws of the State of Indiana. Each of the Company and the Subsidiaries has the power and authority to own, lease and operate their properties and to conduct their businesses as described in the Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or leasing of their properties or the conduct of their businesses require such qualification, except where the failure so to qualify would not have a Material Adverse Effect.

     (ii) The Company has the corporate power and authority to enter into this Agreement, and has the power and authority to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it hereunder.

     (iii) This Agreement and the issuance of the Shares pursuant hereto each has been duly authorized by all necessary corporate action on the part of the Company and this Agreement has been duly executed and delivered by the Company.

     (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the Closing Time; and the issued and outstanding Common Shares, including the Shares to be sold by the Selling Shareholders, have been duly and validly authorized and issued, are fully paid and nonassessable, and have not been issued in violation of any preemptive right.

     (v) The Firm Shares or the Option Shares, as the case may be, to be issued by the Company pursuant to the terms of this Agreement will be, upon issuance and delivery against payment therefor in accordance with the terms hereof, duly authorized and validly issued and fully paid and nonassessable, and not issued in violation of any preemptive right and the holders of the Shares will not be subject to personal liability for the obligations of the Company solely by reason of being such a holder.

     (vi) To such counsel's knowledge, no holders of Common Shares or other securities of the Company have registration rights with respect to securities of the Company because of the filing or effectiveness of the Registration Statement.

     (vii) The terms and provisions of the Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Registration Statement and Prospectus; and the forms of certificates evidencing the Common Shares (including the Shares) comply with the Indiana Business Corporation Law.

     (viii) The execution and delivery of this Agreement by the Company, and the consummation by it of the transactions herein contemplated did not and will not, (x) result in any violation of any of the Company's and the Subsidiaries' respective articles of incorporation, by-laws or agreement of partnership (or other similar constituent documents), or (y) result in the breach or violation of any of the terms and provisions, or constitute a default under, any indenture, mortgage or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which their properties are bound, or any applicable statute, rule or regulation or any order, writ or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties; provided however, that no opinion need be rendered concerning state securities or blue sky laws.

     (ix) No authorization, approval or consent of any governmental authority or agency is necessary in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company and the Selling Shareholders, except such as have been obtained under the Act or the Exchange Act, or such as may be required under state or other securities or blue sky laws in connection with the purchase and the distribution of the Shares by the Underwriters.

     (x) The Registration Statement has become effective under the Act and, to such counsel's knowledge, (a) no stop order suspending the effectiveness of the Registration Statement has been issued and (b) no proceedings for that purpose have been instituted or are pending or threatened under the Act. The opinion delivered at the Closing Time shall confirm that all filings required by Rule 424 and, if applicable, Rule 430A, of the Rules and Regulations have been made.

     (xi) Each of the Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements, financial data and supporting schedules included in such financial statements, as to which such counsel need express no opinion) as of the effective date of the Registration Statement, complied as to form with and appeared on its face to be appropriately responsive in all material respects to the requirements of the Act and the applicable Rules and Regulations.

     (xii) Each of the documents incorporated by reference in the Registration Statement and the Prospectus and any amendments and supplements thereto (other than the financial statements, financial data and supporting schedules included in such financial statements, as to which such counsel need express no opinion), on the date of filing thereof with the Commission, complied as to form with and appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the Exchange Act Regulations.

     (xiii) The descriptions included or incorporated by reference in the Registration Statement and the Prospectus of contracts are accurate in all material respects and fairly present the information required by the Act or the Rules and Regulations to be presented; and to such counsel's knowledge, there are no contracts or documents of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that are not described or referred to therein and filed as required.

     (xiv) Neither the Company nor any of the Subsidiaries is an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended, and, if the Company and Subsidiaries conduct their businesses as set forth in the Registration Statement and the Prospectus, will not become an "investment company" and will not be required to register under the Investment Company Act of 1940, as amended.

     (xv) Each Selling Shareholder that is not a natural person has full right, power and authority to enter into and perform its obligations under the Power of Attorney and Custody Agreement to be executed and delivered by it; the Power of Attorney and Custody Agreement of each Selling Shareholder that is not a natural person has been duly authorized by such Selling Shareholder; the Power of Attorney and Custody Agreement of each Selling Shareholder has been duly executed and delivered by or on behalf of such Selling Shareholder; and the Power of Attorney and Custody Agreement of each Selling Shareholder constitutes the valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

     (xvi) Each Selling Shareholder has full right, power and authority to enter into and to perform its obligations under this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder.

     (xvii) This Agreement has been duly authorized by each Selling Shareholder that is not a natural person and has been duly executed and delivered by or on behalf of each Selling Shareholder.

     In addition, such counsel shall confirm that although they have not verified the accuracy or completeness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which caused them to believe that, at the time the Registration Statement became effective, the Registration Statement (except as to financial statements, financial data and supporting schedules contained in such financial statements, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (except as aforesaid), as of date of the Prospectus and as of the Closing Time or the Option Exercise Time, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Shares hereunder as counsel for the Underwriters may reasonably request. In rendering the opinions and confirmations set forth above, such counsel may rely upon certificates of officers of the Company, the Selling Shareholders and public officials as to matters of fact.

     (f) Concurrently with the execution and delivery of this Agreement, at the Closing Time and at the Option Exercise Time, Deloitte & Touche LLP shall have furnished to you a letter, dated as of the date of its delivery, addressed to you and in form and substance reasonably satisfactory to you, to the effect set forth in Annex I hereto.

     (g) At the Closing Time, and at the Option Exercise Time, there shall be furnished to you, on behalf of the Company, a certificate, dated the date of its delivery, signed by both the chief executive officer and the chief financial officer of the Company, in form and substance reasonably satisfactory to you, to the effect that:

     (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) to the signer's knowledge, as of the date of such certificate and as of the Effective Date, the statements in the Registration Statement and the Prospectus are and were true and correct in all material respects and neither the Registration Statement nor the Prospectus omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) since the Effective Date, no event has occurred of which the signer has knowledge and which was required by the Act or the Rules and Regulations to be set forth in a supplement to or amendment of the Prospectus but which has not been so set forth; and (C) since the dates as of which and the periods for which information is given in the Registration Statement and the Prospectus, there has not been to the signer's knowledge any material adverse change, financial or otherwise, in the condition or business prospects of the Company from that set forth in the Registration Statement and the Prospectus, other than changes which the Registration Statement and the Prospectus specifically disclose have occurred or may occur subsequent to the Effective Date.

     (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been commenced or are, to the knowledge of each signer of such certificate, threatened or contemplated by the Commission.

     (iii) The Company has not received notice that any stop order suspending the qualification or registration of any of the Shares under the blue sky laws of any jurisdiction has been issued, or that any proceedings for such purpose have been commenced, and, to the knowledge of each signer of such certificate, no such proceedings are threatened or contemplated by any jurisdiction.

     (iv) The conditions, separately set forth in such certificate, contained in subsections (a), (c) and (j) of this Section 8 have been complied with.

     (v) There has been no breach of any of the terms or provisions of the agreements referred to in Section 6.I.(j) hereof.

     (vi) Each of the representations and warranties of the Company contained in this Agreement and in each certificate and document contemplated under this Agreement to be delivered to you was, when originally made and is, at the time such certificate is dated, true and correct.

     (vii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with by the Company.

     (h) At the Closing Time and at the Option Exercise Time, there shall be furnished to you a certificate from the Attorney-in-Fact for each Selling Shareholder to the effect that, as of the Closing Time or the Option Exercise Time, as the case may be, he has not been informed that: (i) the representations and warranties made by such Selling Shareholder herein are not true or correct, as if made at and as of the Closing Time or the Option Exercise Time; and (ii) such Selling Shareholder has not complied with all the obligations and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or the Option Exercise Time.

     (i) The Company and the Selling Shareholders shall have furnished to you such certificates, in addition to those specifically mentioned herein, as you may have reasonably requested in a timely manner as to the accuracy and completeness, at the Closing Time and the Option Exercise Time, of any statement in the Registration Statement or the Prospectus; as to the accuracy, at the Closing Time and the Option Exercise Time, of the representations and warranties of the Company and the Selling Shareholders herein and in each certificate and document contemplated under this Agreement to be delivered to you; as to the performance by the Company and the Selling Shareholders of their obligations hereunder and under each such certificate and document; or as to the fulfillment of the conditions concurrent and precedent to your obligations hereunder.

     (j) Except as contemplated by the Registration Statement and the Prospectus, since the date hereof, there shall not have been any change in the capitalization of the Company or change in the business, business prospects, financial condition or results of operations of the Company or in the value of the assets of the Company which would have a Material Adverse Effect.

     (k) Each of the agreements referred to in Section 6.I.(j) hereof shall have been delivered to you and there shall have been no breach of any such agreement.

     (l) All corporate proceedings and other legal matters relating to the sale and transfer of the Shares, this Agreement, the Registration Statement, the Prospectus and other related matters shall be reasonably satisfactory in all material respects to counsel for the Underwriters, who shall have furnished to you at the Closing Time and Option Exercise Time such opinion, in form and substance reasonably satisfactory to you, with respect to the sufficiency of the aforementioned corporate proceedings and other legal matters as you may reasonably require; and the Company shall have furnished to such counsel such records and documents as such counsel may have reasonably requested in a timely manner for the purpose of enabling them to pass upon such matters.

     (m) The Shares shall be authorized for quotation in NASDAQ/NMS and/or approved for listing in NASDAQ/NMS upon notice of issuance which notice shall have been given.

     All of the opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters. You reserve the right to waive any condition hereinabove set forth.

     Section  9.    Indemnification  and  Contribution.

     (a) The Company and each of the Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each and all of them, from and against any and all losses, claims, damages, liabilities or actions, joint or several (including any investigation, legal or other expense incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which an Underwriter or they or any of them may become subject under the Act, the Exchange Act or otherwise but only insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon,

     (i) any untrue statement or alleged untrue statement made by the Company or either of the Selling Shareholders in Section 3 of this Agreement; or

     (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto or in any application or other document executed by the Company or the Selling Shareholders based upon written information furnished by or on behalf of the Company or the Selling Shareholders filed in any jurisdiction in order to register or qualify the Shares under the securities laws thereof or filed with the Commission, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided,  however,  that the indemnity agreement contained in this subsection
(a) shall not extend to any Underwriter in respect of any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company through you or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus or any such amendment or supplement thereto and, provided further, that the indemnity agreement provided in this subsection (a) with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected has not been sent or given to such person within the time required by the Act and the Rules and Regulations thereunder, unless such failure is the result of noncompliance by the Company with Section 5(a) hereof. The Company and the Selling Shareholders agree to pay any legal and other expenses for which they are liable under this subsection (a) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

     (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors and officers who shall have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Shareholders (i) to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to such Underwriter, but in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission from the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto was made in reliance upon information furnished in writing to the Company by such Underwriter specifically for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus or any such amendment or supplement thereto, and (ii) to the extent any such loss, claim, damage, liability or action arises out of, or is based upon a failure or alleged failure of such Underwriter to deliver the Prospectus as required by applicable laws. Each Underwriter agrees to pay any legal and other expenses for which it is liable under this subsection (b) from time to time (but not more frequently than monthly) within 30 days after receipt of a bill therefor.

     (c) If any action is brought against a person entitled to indemnification pursuant to the foregoing subsection (a) or (b) (an
"indemnified party") in respect of which indemnity may be sought against a person granting indemnification (an "indemnifying party") pursuant to such subsections, such indemnified party shall promptly notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party of any such action shall not release the indemnifying party from any liability it may have to such indemnified party otherwise than on account of the indemnity agreement contained in subsection (a) or (b) of this Section 9. In case any such action is brought against an indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party against which a claim is to be made will be entitled to participate therein at its own expense and, to the extent that it may wish, to assume at its own expense the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that (i) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties; and (ii) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (x) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with proviso (i) to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel); (y) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (z) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent.

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in subsection (a) or (b) of this Section 9 is unavailable in accordance with its terms, the Company, the Selling Shareholders and, subject to the limitations set forth below, the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities, of the nature contemplated by said indemnity agreement, incurred by the Company, the Selling Shareholders and one or more Underwriters, in such proportions as are applicable to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares; provided, however, that if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) of this Section 9, then the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities and other relevant equitable considerations will be considered together with such relative benefits. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in such proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus and in the notes thereto. The relative fault of the Company and the Selling Shareholders, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether in the case of an untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, such statement or omission relates to information supplied by the Company, by a Selling Shareholder or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro-rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this subsection (d). The amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against or appearing as a third-party witness in any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased by it were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; and (ii) no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter. The Underwriters' obligations to contribute pursuant to this subsection (d) are several in proportion to their respective underwriting commitments and not joint.

     (e) The liability of each Selling Shareholder under the representations and warranties contained in Section 3.II. hereof and under the indemnity agreements contained in the provisions of this Section 9 shall be limited to an amount equal to the initial public offering price of the Firm Shares and the Option Shares sold by such Selling Shareholder to the Underwriters minus the amount of the underwriting discount paid thereon to the Underwriters by such Selling Shareholder. The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

     (f) The respective indemnity and contribution agreements by the Underwriters, the Selling Shareholders and the Company contained in subsections (a), (b), (c), (d) and (e) of this Section 9, and the respective covenants, representations and warranties of the Company and the Selling Shareholders set forth in Sections 2, 3, 4, 5, 6 and 7 hereof, shall remain operative and in full force and effect regardless of (i) any investigation made by any Underwriter, on its behalf or by or on behalf of any person who controls an Underwriter, the Company or any controlling person of any of the Company or any director or officer of the Company or any Selling Shareholder;
(ii) acceptance of any of the Shares and payment therefor; or (iii) (with respect to Section 7 and this Section 9 only) any termination of this Agreement, and shall survive the delivery of the Shares, and any successor of any Underwriter, the Company or any Selling Shareholder, or of any person who controls any Underwriter, the Company or any Selling Shareholder, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Underwriters, the Selling Shareholders and the Company contained in subsections (a), (b), (c), (d) and (e) of this Section 9 shall be in addition to any liability which the Underwriters, the Selling Shareholders and the Company may otherwise have.

     Section  10.    Termination.

     (a) This Agreement (except for the provisions of Sections 7 and 9 hereof) may be terminated by you by notifying the Company and the Selling
Shareholders  at  any  time:

     (i) prior to the earliest of (A) 11:00 A.M., Indianapolis time, on the business day immediately following the date hereof, (B) the time of release by the Representatives for publication of the first newspaper advertisement which subsequently is published with respect to the Shares or
(C) the time when the Shares are first generally offered by the Representatives to dealers by letter or telegram;

     (ii) at or prior to the Closing Time if any of the conditions specified in Section 8 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled or if any of the covenants, representations or warranties contained herein or in any certificate or document contemplated under this Agreement to be delivered to you shall not have been satisfied or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by you in writing; or

     (iii) at or prior to the Closing Time if any one or more of the following shall have occurred or have been established between the time of your execution of this Agreement and the Closing Time and in your judgment the same has made or makes it inadvisable or impracticable for you generally to proceed with the offering, sale, delivery, or collection of payment for, the Shares pursuant to the public offering contemplated by this Agreement: (A) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, American Stock Exchange, NASDAQ/NMS or in the over-the-counter market; (B) any new legal or regulatory restriction materially affecting the distribution of securities generally or of the Shares; (C) a material adverse change in general market or economic conditions, either domestic or foreign, from such conditions on the date hereof; (D) a declaration of a banking moratorium by Federal or New York, Indiana, or Ohio state authorities; (E) any outbreak of major hostilities or other national or international calamity; (F) a material interruption in the mail service or other means of communications within the United States; (G) an action by any government in respect of its monetary affairs which, in your opinion, has a material adverse effect on the United States securities markets; or (H) any material adverse change or any material adverse development involving a prospective change not contemplated in the Registration Statement or Prospectus or affecting particularly the business or properties of the Company.

     (b) Your right to terminate under subsections (a)(ii) and (a)(iii) of this Section 10 will not be waived or otherwise relinquished because you do not give the required notice of termination prior to the time that the event giving rise to the right to terminate shall have ceased to exist, provided that you give the required notice prior to the Closing Time.

     Section 11. Default of Underwriters. If any Underwriter or Underwriters default in their obligation to take and pay for Firm Shares or Option Shares and the aggregate number of Firm Shares or Option Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate number of Firm Shares or Option Shares, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Shares or Option Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate number of Firm Shares or Option Shares with respect to which such default or defaults occur is more than 10% of the aggregate number of Firm Shares or Option Shares, as the case may be, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares or Option Shares by other persons (who may include one or more of the non-defaulting Underwriters including you) are not made within 36 hours after such default, this Agreement may be terminated by you. If such arrangements satisfactory to you and the Company shall have been made within such 36-hour period as aforesaid, (a) the Company shall have the right to postpone the time of delivery for a period of not more than seven full business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (b) the respective number of Firm Shares or Option Shares, as the case may be, to be purchased by the remaining Underwriters and substituted underwriters shall be taken as the basis of their underwriting obligation.

     In  the  event  of  any  termination  of  this Agreement pursuant to this
Section 11, neither the Company nor any Selling Shareholder shall be liable to any Underwriter (except as provided in Section 7 (with the exception of the last sentence thereof) and Section 9 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Firm Shares or Option Shares agreed by such Underwriter to be purchased hereunder, which Underwriter shall remain liable to the Company and the other Underwriters for damages, if any, resulting from such default) be liable to the Company or any Selling Shareholder (except to the extent provided in Section 9 hereof). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 11. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

     Section 12. Notice. Except as otherwise expressly provided in this Agreement, whenever advice or a notice, objection, designation, request or report is given or is required by the provisions of this Agreement to be given, such advice, notice, objection, designation, request or report shall be in writing, by telegraph confirmed in writing, or by telecopy confirmed by letter (a) if to the Company, addressed to the Company and delivered at Crossmann Communities, Inc., 9202 North Meridian Street, Indianapolis, Indiana 46260, telecopier number (317) 571-2210, Attention: John B. Scheumann, with a copy to Ice Miller Donadio & Ryan, One American Square, Box 82001, Indianapolis, Indiana 47282-0002, telecopier number (317)236-2219, Attention:
Steven K. Humke, Esq.; (b) if to you or the Underwriters, addressed to McDonald & Company Securities, Inc., and delivered at One American Square, Suite 2615, Indianapolis, Indiana 46282, telecopier number (317) 464-0372,
Attention: Andrew J. Paine III, First Vice President, and McDonald & Company Securities, Inc., Suite 2100, 800 Superior Avenue, Cleveland, Ohio 44114-2603, telecopier number (216) 443-2993, Attention: Equity Syndicate Department, with a copy to Baker & Daniels, 300 North Meridian Street, Suite 2700,
Indianapolis,  Indiana  46204,  telecopier  number  (317) 237-1000, Attention:
James A. Aschleman, Esq.; and (c) if to one or more of the Selling Shareholders, to John B. Scheumann , as Attorney-in-Fact, at 9202 North Meridian Street, Suite 300, Indianapolis, Indiana 46260, telecopier number
(317) 571-2210; or at such other address as a party hereto may give notice in accordance herewith.

     Section  13.    Miscellaneous.

     (a) This Agreement is made solely for the benefit of the parties hereto, their officers and directors, those who shall have signed the Registration Statement and any controlling person referred to in Section 9 hereof, and their respective executors, administrators, successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any buyer, as such, of any of the Shares from the Underwriters. All of the obligations of the Underwriters hereunder are several and not joint.

     (b) The information in the Prospectus under the caption "Underwriting" with respect to (i) the names of, and number of Shares to be purchased by, each of the Underwriters and (ii) the amounts of the selling discount and reallowance shall constitute the only information furnished in writing by or on behalf of the several Underwriters for use in connection with the preparation of the Registration Statement as originally filed or in any amendment thereto, any preliminary prospectus or the Prospectus as the case may be.

     (c) This Agreement shall supersede any agreement or understanding, oral or in writing, express or implied, between the Company and you or any of the Selling Shareholders and you relating to the sale of any of the Shares.

     (d) No change, amendment or supplement to, or waiver of, this Agreement or any term, provision or condition contained herein, shall be valid or of any effect unless in writing and signed by the party against whom such is asserted.

     (e) This Agreement shall be governed by and construed in accordance with the law of the State of Indiana applicable to contracts made and to be performed therein without giving effect to the principles of conflicts of law thereof.

     (f) This Agreement may be signed in two or more counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.



                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed copy hereof, whereupon it will be a binding agreement by and among the parties in accordance with its terms.

Very  truly  yours,

Crossmann  Communities,  Inc.


By:          ______________________________
Its:          ______________________________


Selling  Shareholders


By:          ______________________________
As  Attorney-in-Fact  for  the  Selling
Shareholders  named  in  Schedule  B
hereto.


Accepted  as  of  the  date  first  written  above:

McDonald  &  Company  Securities,  Inc.
Dillon,  Read  &  Co.  Inc.
Raymond  James  &  Associates,  Inc.

Acting on behalf of themselves and as the Representatives of the several Underwriters

McDonald  &  Company  Securities,  Inc.

By:          ______________________________
Its:          ______________________________

                                    ANNEX I

     Pursuant to Section 8(f) of the Underwriting Agreement, Deloitte & Touche LLP shall furnish letters to the Underwriters to the effect that:

     (i) They are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder;

     (ii) In their opinion, the consolidated financial statements and any financial statement schedules audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

     (iii) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, but including a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited consolidated financial statements for each of the three-month periods ended since the date of the latest audited consolidated financial statements included or incorporated by reference in the Registration Statement, reading of the latest available interim financial statements of the Company, inspection of the minute books of the Company since the date of the latest audited consolidated financial statements included or incorporated by reference in the Registration Statement, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

     (A) any material modifications should be made to the unaudited consolidated financial statements for each of the three-month periods ended since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement for them to be in conformity with GAAP; or that such financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act, or the Exchange Act as it applies to Form 10-Q, and the related published rules and regulations;

     (B) any unaudited income statement and balance sheet data included or incorporated by reference in the Registration Statement do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements for those same periods; or that such unaudited data were not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Registration Statement;

     (C) any unaudited pro forma consolidated financial information included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations thereunder; or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of that information;

     (D) as of the date of the latest available unaudited interim financial statements of the Company, and as of a specified date not more than three days prior to the date of such letter, there has been any change in the capital stock, increase in debt or amounts due to or from related parties, or any decrease in real estate inventories or shareholders' equity, or any changes, increases or decreases in any other items specified by the Representatives, in each case as compared with amounts shown in the latest unaudited consolidated balance sheet included or incorporated by reference in the Registration Statement, except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur or that are described in such letter; and

     (E) for the period from the date of the latest unaudited consolidated financial statements included or incorporated by reference in the Registration Statement to the date of the latest available unaudited interim financial statements of the Company, and to the specified date referred to in clause
(D), there were any decreases in consolidated sales of residential real estate, gross profit or the total amount of net income, or any changes, increases or decreases in any other items specified by the Representatives, in each case as compared to the applicable corresponding period of the preceding year, except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur or that are described in such letter; and

     (iv) In addition to the audit referred to in their report(s) included or incorporated by reference in the Registration Statement and limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (ii) and (iii) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information identified by the Representatives on an attached copy of the Registration Statement and reports filed by the Company under the Exchange Act incorporated by reference therein, which are derived from the general accounting records of the Company (or derived from such records by analysis or computation), and have compared such amounts, percentages and financial information with the accounting records or analyses of the Company and have found them to be in agreement.




SCHEDULE A




                                    NUMBER OF
NAME OF  UNDERWRITER                FIRM SHARES
McDonald & Company Securities, Inc
Dillon, Read & Co. Inc
Raymond James & Associates, Inc
Total                                 2,250,000




SCHEDULE B




                                 NUMBER OF FIRM
NAME OF SELLING SHAREHOLDER      SHARES TO BE SOLD
John B. Scheumann                          375,000
Richard H. Crosser Living Trust            375,000
Total                                      750,000










                                 NUMBER OF OPTION
NAME                             SHARES TO BE SOLD
Crossmann Communities, Inc                 112,500
John B. Scheumann                          112,500
Richard H. Crosser Living Trust            112,500
Total                                      337,500

SCHEDULE C
Crossmann  Management,  Inc.
Crossmann  Investments,  Inc.
Deluxe  Homes,  Inc.
Deluxe  Homes  of  Lafayette,  Inc.
Trimark  Homes,  Inc.
Trimark  Development,  Inc.
Crossmann  Mortgage  Corp.
Merit  Realty,  Inc.
Deluxe  Aviation,  Inc.
Crossmann  Communities  of  Ohio,  Inc.
Cutter  Homes,  Ltd.
Crossmann  Communities  Partnership
Crossmann  Properties,  LLC
R&D  Land  Development
3G  Partnership
Mark/Anthony  Partnership
Triton  Development  LLC
Five  Points  Road  Development  LLC
Saddlebrook  Development  LLC
Bridgeport  Commons  LLC
First  Crossmann  LLC